SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 31, 2012

Date of Report

(Date of Earliest Event Reported)

OAK RIDGE MICRO-ENERGY, INC.

 (Exact Name of Registrant as Specified in its Charter)

COLORADO	000-50032	94-3431032
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

3046 E. Brighton Place

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

801-201-7635

Registrant’s Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

On October 31, 2012, Oak Ridge Micro-Energy, Inc. (“we,” “our,” “us” or words of similar import), entered into an Equipment Purchase and Sale Agreement (the “Agreement”) with Planar Energy Devices, Inc., a Delaware corporation (“Planar”), whereby we agreed to purchase all of the equipment listed in Exhibit A to the Agreement for $350,000, which sum was provided by our recently acquired wholly-owned subsidiary, Carbon Strategic Pte Ltd, a corporation organized under the laws of Singapore.  See Exhibit 10.1 to this Current Report in Item 9.01.  The equipment purchased was primarily comprised of our non-proprietary research and development equipment that we sold to Planar on March 10, 2008; except for this prior purchase and sale, there are no other current affiliations between us and Planar or any of its affiliates. Additional information about our prior sale of this equipment to Planar is contained in our 8-K Current Report dated March 10, 2012, and filed with the Securities and Exchange Commission on March 14, 2008.

The Agreement contained customary representations and warranties of the parties.  The equipment was sold “as is” and “where is,” and we are required to remove and relocate the equipment to premises to be leased by us in the Melbourne, Florida, area.  We are currently in the process of negotiating a lease of the premises where this equipment will be installed and utilized, and in which we will conduct further research and development of our thin-film battery technology, including further development of our manufacturing process for our thin-film batteries.

The foregoing summary is modified in its entirety to the reference to Exhibit 10.1 in Item 9.01.

Item 2.01  Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(c)

Exhibits.

10.1

Equipment Sale and Purchase Agreement

Exhibit A – Equipment List

Exhibit B – Bill of Sale

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC., a Colorado

corporation

Date:  November 6, 2012

Jeffrey J. Flood

Jeffrey J. Flood, President and CEO

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